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                                                                    Exhibit 10.1

                         STHE NB&T FINANCIAL GROUP, INC

                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

                                    RECITALS:

         WHEREAS, the Sponsor hereby establishes The NB&T Financial Group, Inc. Supplemental Executive Retirement Plan on the terms and conditions hereinafter set forth; and

         WHEREAS, the Plan is intended to qualify as a "top hat" plan maintained primarily for purposes of providing benefits for a select group of management and highly compensated employees of a Related Entity within the meaning of Sections 201(2), 301(a)(3) and 401(a)(1) of the Employee Retirement Income Security Act of 1974, as amended; and

         WHEREAS, the Plan has been extended to and adopted by The National Bank and Trust Company, a wholly owned subsidiary of the Sponsor;

         NOW THEREFORE, the following shall constitute the Plan.

                                    ARTICLE I

                                     GENERAL

1.1 Purpose of the Plan. The purpose of this Plan is to (a) reward certain management and highly compensated employees of an Employer who have contributed to the Employer's success and are expected to continue to contribute to such success in the future and (b) to compensate Participants for the value to the Sponsor and other Related Entities of the Participant's covenant not to compete and covenant not to solicit described in the Participation Agreement.

1.2 Plan Benefits Generally. Pursuant to the Plan, the Employer may provide to each Participant such benefit as provided on the terms and conditions contained in the Plan and the Participant's individual Participation Agreement.

1.3      Effective Date. The effective date of the Plan is August 20, 2002.

                                  ARTICLE II

                                  DEFINITIONS

2.1      Administrator. Administrator shall mean the Sponsor as defined herein.

2.2 Beneficiary. Unless otherwise specified in the Participation Agreement, Beneficiary means the natural person or natural persons designated by a Participant as his Beneficiary in accordance with the provisions of
         Article V and subject to the Participation Agreement. A Participant may designate a Beneficiary only by completing and returning to the Administrator a Beneficiary Designation in the form attached as Exhibit C to the

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         Participation Agreement. If a Participant has not made an effective
         Beneficiary designation or if all his or her Beneficiaries die before the Participant dies, Plan death benefits will be paid to the Participant's surviving spouse, if any. If there is no surviving spouse and the Participant has not effectively designated a Beneficiary, no death benefit will be due or paid under this Plan. Any minor's share of a Plan death benefit will be paid to the adult who has been appointed to act as the minor's legal guardian and who has assumed custody and support of that minor. A Participant may change his or her Beneficiary at any time by identifying the new Beneficiary in the appropriate portion of a revised Beneficiary Designation form (Exhibit C to the Participation Agreement) and delivering that completed form to the Administrator. No change of Beneficiary will be effective until the revised Beneficiary Designation form (Exhibit C to the Participation Agreement) is received by the Administrator. The identity of a Participant's designated Beneficiary will be based only on the designation in the Beneficiary Designation form (Exhibit C to the Participation Agreement) and will not be inferred from any other evidence.

2.3      Board. Board means the Sponsor's Board of Directors.

2.4      Cause. Cause shall have the meaning set forth in Section 4.2.

2.5 Change of Control. Change of Control shall mean the first to happen of any of the following after the Effective Date:

                 (a) any one person, or more than one person acting as a group, acquires ownership of stock of the Sponsor that, together with stock held by such person or group, possesses more than 60 percent of the total fair market value or total voting power of the stock of the Sponsor. However, if any one person or more than one person acting as a group is considered to own more than 60 percent of the total market value or total voting power of the stock of the Sponsor, the acquisition of additional stock by the same person or persons is not considered to cause a change of control. Any increase in the percentage of stock owned by any one person, or persons acting as a group, as a result of a transaction in which the Sponsor acquires its stock in exchange for property will be treated as an acquisition of stock for purposes of this section; or

                  (b) any one person, or more than one person acting as a group, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from the Sponsor that have a total market value equal to or more than one-third of the total fair market value of all of the assets of the Sponsor immediately prior to such acquisition or acquisitions.

2.6 Disability. A Participant will be Disabled if an injury or disease which was not intentionally self-inflicted and, which the Administrator has determined on the basis of such evidence as it determines to be satisfactory, permanently prevents such Participant from

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         performing his regular duties with the Employer.

2.7 Employer. Any Related Entity that has adopted the Plan and that employs the Executive.

2.8 ERISA. The Employee Retirement Income Security Act of 1974, as amended from time to time.

2.9 Executive. Executive means a person who is designated by the Administrator as eligible to participate in the Plan and who is a management or highly compensated employee of an Employer on his or her Normal Retirement Date.

2.10 Normal Retirement. Normal Retirement means Termination of a Participant's employment with all Related Entities for any reason other than for Cause after such Participant has attained his Normal Retirement Age.

2.11 Normal Retirement Age. Normal Retirement Age means the normal retirement age set forth in the Participant's Participation Agreement.

2.12 Participant. Participant means any Executive who is eligible to participate in the Plan as provided in Section 3.1 and who elects to participate in the Plan by entering into a Participation Agreement as described in Section 3.2. However, a Participant will be suspended for any period he or she is not an Executive.

2.13 Participation Agreement. Participation Agreement means a written agreement between an Employer and a Participant, pursuant to which the Employer agrees to make SERP Benefit payments in accordance with the Plan and the Participation Agreement. Each Participation Agreement shall contain the following information and any other information, terms and conditions as the Administrator may specify:

                  (a) the effective date of the Participant's participation in the Plan;

                  (b)      the Participant's Normal Retirement Age;

                  (c) the SERP Benefits to which the Participant is entitled under the Plan and the form in which such benefits are to be paid (i.e. installments or lump sum);

                  (d)      the identity of the Participant's Beneficiary; and

                  (e) any other provisions which supplement the terms and conditions contained in the Plan and which are not inconsistent with the terms and conditions of the Plan.

         If a Participant's employment is transferred between Related Entities, the Participation Agreement he or she last completed before the transfer will remain in effect until a subsequent Participation Agreement is agreed to and signed by the Participant and his or her new Employer.

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2.14     Plan. Plan means The NB&T Financial Group, Inc. Supplemental Executive
         Retirement Plan, as the same may be amended from time to time.

2.15 Related Entity. Related Entity means the Sponsor and any member of a controlled group of corporations or of a commonly controlled group of trades or businesses [as defined in Internal Revenue Code ("Code") ss.ss.414(b) and (c), as modified by Code ss.415(h)] or of an affiliated service group [as defined in Code ss.414(m)] or other organization described in Code ss.414(o) that includes the Sponsor.

2.16 SERP Benefit. SERP Benefit means, with respect to each Participant, an annual cash benefit in the amount determined pursuant to the Participant's Participation Agreement.

2.17     Sponsor. NB&T Financial Group, Inc., and any successor to it.

2.18 Termination. Termination means cessation of the common law employee-employer relationship between a Participant and all Related Entities for any reason, whether or not the Participant subsequently becomes a consultant or adviser to any Related Entity or serves as a member of the board of directors of any Related Entity.

2.19 Vesting. The Participant's ownership rights in the SERP Benefit shall arise, or vest, solely with the occurrence of those conditions precedent to Vesting as contained in the Participation Agreement.

                                   ARTICLE III

                          ELIGIBILITY AND PARTICIPATION

3.1 Eligibility. The Administrator, in its sole discretion, shall from time to time determine those Executive(s) who shall be eligible to participate in the Plan.

3.2 Participation. Each Executive who is eligible to participate in the Plan shall enroll in the Plan by entering into a Participation Agreement and completing such other forms (including a Beneficiary Designation form attached as Exhibit C to the Participation Agreement) and furnishing such other information as the Administrator may request. An Executive's participation in the Plan shall commence as of the date specified in the Participation Agreement and will end when all SERP Benefits earned by that Participant have been distributed to him or her (or to his or her Beneficiary).

                                   ARTICLE IV

                                    BENEFITS

4.1 SERP Benefit. Each Participant, subject to the terms and conditions of his Participation Agreement (including the covenant not to compete and the covenant not to solicit described in the Participation Agreement), shall become entitled to receive such benefits as set forth in the executed Participation Agreement.

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4.2      No Benefits Payable Upon Termination for Cause. Except as provided in the Participation Agreement to the contrary, no benefits shall be payable to any Participant who is Terminated from his or her employment with the Employer for Cause. For purposes hereof, a Participant whose employment is Terminated for any of the following reasons shall be regarded as having been Terminated for Cause:

                  (a) engaging in willful or grossly negligent misconduct that is materially injurious to the Employer or any Related Entity;

                  (b) embezzlement or misappropriation of funds or property of the Employer or any Related Entity;

                  (c) conviction of a felony or the entrance of a plea of guilty or nolo contendere to a felony;

                  (d) conviction of any crime involving fraud, dishonesty, moral turpitude or breach of trust or the entrance of a plea of guilty to such a crime;

                  (e) failure or refusal by the Participant to devote full business time and attention to the performance of his or her duties and responsibilities if such breach has not been cured within fifteen (15) days after notice is given to the Participant, although Cause will not arise solely because the Participant is absent from active employment during periods of Disability, temporary illnesses, or other period of absence initiated by the Participant and approved by the Employer; or

                  (f) issuance of a final non-appealable order or other direction by a federal or state regulatory agency prohibiting the Participant's employment in the business of banking.

                                    ARTICLE V

                                  BENEFICIARIES

5.1 Beneficiary. For purposes of this section, the Participant's executed Participation Agreement shall dictate the Participant's rights and Participant's responsibilities regarding the Participant's Beneficiary(ies) and the rights and responsibilities, if any, of the Participant's Beneficiary.

                                   ARTICLE VI

                               Plan Administration

6.1      Administration.

                  (a)      General. The Plan shall be administered by the
                           -------
                           Administrator on behalf of each Employer. The

                           Administrator shall have sole and absolute discretion to

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                           interpret where necessary all provisions of the Plan
                           and each Participation Agreement (including, without limitation, by supplying omissions from, correcting deficiencies in or resolving inconsistencies or ambiguities in the language of the Plan, a Participation Agreement or between the Plan and a Participation Agreement), to determine the rights and status under the Plan of Participants or other persons, to resolve questions or disputes arising under the Plan and to make any determinations with respect to the benefits payable under the Plan and the persons entitled thereto as may be necessary for the purposes of the Plan. The Administrator's determination of the rights of any Executive or former Executive hereunder shall be final and binding on all persons, subject only to the claims procedures outlined in Article VII hereof.

                  (b)      Delegation of Duties. The Administrator may delegate
                           --------------------
                           any of its administrative duties, including, without limitation, duties with respect to the processing, review, investigation, approval and payment of benefits payable hereunder to a named administrator or administrators. However, no Participant may participate in any decision directly and uniquely affecting his or her SERP Benefit; these matters will be decided solely by the Administrator.

6.2 Regulations. The Administrator may promulgate any rules and regulations it deems necessary in order to carry out the purposes of the Plan or to interpret the provisions of the Plan; provided, however, that no rule, regulation or interpretation shall be contrary to the provisions of the Plan. The rules, regulations and interpretations made by the Administrator shall, subject only to the claims procedure outlined in
         Article VII hereof, be final and binding on all persons.

6.3 Revocability of Administrator Action. Notwithstanding any other provision of this Plan, the Administrator may, on behalf of the Sponsor or any Employer, reduce SERP Benefit payments only to the extent to recover any previous overpayment of SERP Benefits (whether this reduction is applied to payments being made to the Participant or to a Beneficiary and whether the overpayment was made to the Participant or Beneficiary) and, by accepting participation in this Plan, the Participant (in his or her own behalf and in behalf of his or her Beneficiary and any other person claiming through them) agree to application of this provision. Also, the Administrator will increase any payments to reflect any previous underpayment of SERP Benefits. Solely in the Administrator's discretion (a) any overpayment may be corrected, either by withholding all or any part of subsequent payments until the amount of the overpayment has been recouped and (b) any underpayment may be remitted either in a lump sum on the next payment date or by increasing subsequent installments by an amount deemed sufficient to repay this amount. However, no interest will be charged by the Employer on the amount of any overpayment or due to the Participant (or Beneficiary) on account of any underpayment.

6.4 Amendment. The Board may at any time amend any or all of the provisions of this Plan, except that no such amendment may (a) reduce the amount of the Participant's benefit as of

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         the date of such amendment, (b) hange the time or form of distribution of the Participant's benefit as of the date of such amendment, without the prior written consent of such Participant or (c) adversely affect the Participant's ability to earn the SERP Benefit at the level in effect on the date immediately before the date of such amendment. Any amendment shall be in the form of a written instrument pursuant to a resolution adopted by the Board. Subject to the foregoing provisions of this Section 6.4, such amendment shall become effective as of the date specified in such instrument or, if no such date is specified, on the date of its execution. Written notice of any amendment shall be given to the Participants as soon as practicable after the instrument is executed.

6.5 Termination. The Board, in its discretion, may terminate this Plan at any time and for any reason whatsoever, except that no such termination may change the time or form of distribution of the amount of the Participant's benefit as of the date of such termination, without the prior written consent of such Participant. Also, if the Plan is terminated (a) before the Participant's Normal Retirement Date, the Participant will be entitled to a SERP Benefit as if the Participant had reached his or her Normal Retirement Date on the date of Plan termination and will be payable at the Participant's Termination, whether or not Termination occurs before or after the Participant's Normal Retirement Age or (b) after the Participant's Normal Retirement Date, the Participant will be entitled to a SERP Benefit calculated with reference to the Participant's age at the time of Plan termination and payable at the Participant's Termination. Any such termination shall be expressed in the form of a written instrument pursuant to a resolution adopted by the Board. Subject to the foregoing provisions of this Section 6.5, such termination shall become effective as of the date specified in such instrument or, if no such date is specified, on the date of its execution. Written notice of any termination shall be given to the Participants as soon as practicable after the instrument is executed.

6.6 Withholding. The Employer shall deduct from any distributions hereunder any taxes or other amounts required by law to be withheld therefrom. Any taxes due on SERP Benefits before they are distributed to the Participant will be deducted from other amounts the Employer owes to the Participant, including wages, or, if no amounts are then owing to the Participant, by reducing the SERP Benefit by the value of the amount required to be withheld.

6.7 Plan Merger and Consolidation. If the Plan is merged into or consolidated with any other plan, each affected Participant or Beneficiary will be entitled to a benefit immediately after the merger, consolidation or transfer (determined as if the surviving plan had then terminated) at least equal to the benefit he or she had accrued immediately before the merger or consolidation (determined as if the Plan terminated immediately before that merger or consolidation). For these purposes, the substantive limitations on the Sponsor's actions and protections afforded to Participants' SERP Benefits (including those described in Sections 6.3, 6.4 and 6.5) will be deemed to be part of the accrued benefit.

6.8 Successor. If the Sponsor and/or Employer dissolve into, reorganize, merge into or consolidate with another business entity, provision may be made by which the successor

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         will continue the Plan, in which case the successor will be substituted for the Sponsor and/or Employer under the terms and provisions of this Plan. The substitution of the successor for the Sponsor and/or Employer will constitute an assumption by the successor of all Plan liabilities and the successor will have all of the powers, duties and responsibilities of the Sponsor and/or Employer under the Plan.

6.9 Special Distribution. If any taxing authority finally establishes that a Participant is constructively in receipt of any SERP Benefit that has not actually been distributed and that the Participant is immediately liable for any income or other taxes (other than any taxes within the scope of Section 6.6) that normally would not be imposed until the SERP Benefit is actually paid to the Participant, the Administrator will immediately distribute to the Participant a lump sum amount equal to that which the taxing authority has deemed the Participant to have constructively received.

                                   ARTICLE VII

                              CLAIMS ADMINISTRATION

7.1 General. If a Participant, Beneficiary or Participant's or Beneficiary's representative is denied all or a portion of an expected SERP Benefit for any reason and the Participant, Beneficiary, or Participant's or Beneficiary's representative desires to dispute the decision of the Administrator, he must file a written notification of his claim with the Administrator.

7.2 Claim Review. Upon receipt of any written claim for benefits, the Administrator shall give due consideration to the claim presented. If the claim is denied to any extent by the Administrator, the Administrator shall furnish the claimant with a written notice within 90 days after receipt of the claim (which period may be extended for 90 days for special circumstances but only if the Administrator notifies the claimant, in writing, before expiration of the initial 90-day period that it needs more time to review the claim and why that additional time is needed) setting forth:

                  (a) the specific reason or reasons for denial of the claim;

                  (b) specific reference to the Plan provisions on which the denial is based;

                  (c) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and

                  (d) a description of the steps to be taken if the claimant wishes to submit his claim for review.

7.3 Right of Appeal. A claimant who has a claim denied under Section 7.2 may appeal to the Administrator for reconsideration of that claim. A request for reconsideration under this section must be filed by written notice within sixty (60) days after receipt by the claimant of the notice of denial. A claimant or his duly authorized representative may

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         (a) request a review upon written application to the Administrator; (b)
         review pertinent documents; and (c) submit issues and comments in writing.

7.4 Review of Appeal. Upon receipt of an appeal, the Administrator shall promptly take action to give due consideration to the appeal. Such consideration may include a hearing of the parties involved, if the Administrator believes such a hearing is necessary. After consideration of the merits of the appeal, the Administrator shall issue a written decision, which shall be binding on all parties subject to Section 7.6 below. The decision shall be written in a manner calculated to be understood by the claimant and shall specifically state its reasons and pertinent Plan provisions on which it relies. The Administrator's decision shall be issued within sixty (60) days after the appeal is filed, except that if a hearing is held the decision may be issued within one hundred twenty (120) days after the appeal is filed.

7.5 Designation. The Administrator may designate any other person of its choosing (other than the claimant or the claimant's representative) to make any determination otherwise required under this Article VII.

7.6 Arbitration. A claimant who has fully complied with the procedures described in Sections 7.1 through 7.4, whose appeal has been denied under Section 7.4 and who wishes to pursue the matter further must submit said claim to final and binding arbitration in the State of Ohio. All arbitrations under this Plan will be conducted pursuant to the rules of the American Arbitration Association by three arbitrators, one appointed by each party and a third appointed by those two arbitrators. The Administrator (in its behalf and in behalf of all Related Entities) and the Participant (in his or her own behalf and on behalf of all other claimants) each waive any right to a jury trial with respect to any matter arising from this Plan. Any such requests for arbitration must be filed by written demand to the American Arbitration Association within sixty (60) days after receipt of the decision regarding the appeal. The costs and expenses of arbitration, including the fees of the arbitrators, shall be borne by the losing party. The prevailing party shall recover as expenses all reasonable attorneys' fees incurred by it in connection with the arbitration proceeding or any appeals therefrom. Any determination or award made or approved by the arbitrator will be final and binding on the claimant and all Related Entities. Judgment upon any award made in any arbitration may be entered and enforced in any court having competent jurisdiction. The arbitrators will have no authority to add to, alter, amend or refuse to enforce any portion of this Plan or to award punitive damages against any Related Entity or the claimant.

7.7 Failure to Exhaust Claims Procedure. A Participant or Beneficiary who fails to fully comply with the procedures described in Sections 7.1 through 7.4 may not initiate any other proceedings to claim any SERP Benefit, including arbitration under Section 7.6 or by suit (regardless of the form of action) in any court. Any Executive participating in this Plan specifically agrees to application of this provision in his or her own behalf and in behalf of each of his or her Beneficiaries, heirs, assigns or legatees.

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                                  ARTICLE VIII

                                 MISCELLANEOUS

8.1 Administrator. The Administrator is expressly empowered to interpret the Plan and to determine all questions arising in the administration, interpretation and application of the Plan; to employ actuaries, accountants, counsel and other persons it deems necessary in connection with the administration of the Plan; to request any information from any Employer or Related Entity it deems necessary to determine whether the Employer or all Related Entities would be considered insolvent or subject to a proceeding in bankruptcy; and to take all other necessary and proper actions to fulfill its duties as Administrator. The Administrator is relieved of all responsibility in connection with its duties hereunder to the fullest extent permitted by law, except any breach of duty to the Participants or Beneficiaries or failure or refusal to pay SERP Benefits. If any individual person shall have been delegated the duties or responsibilities as Administrator, such person shall not be liable for any actions by him or her hereunder unless due to his or her own gross negligence or willful misconduct and shall be indemnified and saved harmless by the Employer from and against all personal liability to which he or she may be subject by reason of any act done or omitted to be done in his or her official capacity as Administrator in good faith in the administration of the Plan, including all expenses reasonably incurred in his or her defense in the event the Employer fails to provide such defense upon the request.

8.2 No Assignment. No benefit under the Plan or a Participation Agreement shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, and any such action shall be void for all purposes of the Plan or a Participation Agreement. Except as provided in Section 8.15 and elsewhere in this Plan, no benefit shall in any manner be subject to the debts, contracts, liabilities, engagements, or torts of any person, nor shall it be subject to attachments or other legal process for or against any person.

8.3 No Employment Rights. Participation in this Plan and execution of a Participation Agreement shall not be construed to confer upon any Participant the legal right to be retained in the employ of the Employer or any Related Entity, or give a Participant or Beneficiary, or any other person, any right to any payment whatsoever, except to the extent of the benefits provided for hereunder. Each Participant shall remain subject to discharge to the same extent as if this Plan had never been adopted and the Participation Agreement had never been executed.

8.4 Incompetence. If the Administrator determines that any person to whom a benefit is payable under this Plan is incompetent by reason of physical or mental disability, the Administrator shall have the power to cause the payments becoming due to such person to be made to another individual for the Participant's (or Beneficiary's) benefit without responsibility of the Administrator to see to the application of such payments. Any payment made pursuant to such power shall, as to such payment, operate as a complete discharge of the Employer, the Administrator and their representatives.

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8.5      Identity. If, at any time, any doubt exists as to the identity of any person entitled to any payment hereunder or the amount or time of such payment, the Administrator shall be entitled to hold such sum until such identity or amount or time is determined or until an order of a court of competent jurisdiction is obtained. The Administrator shall also be entitled to pay such sum into court in accordance with the appropriate rules of law. Any expenses incurred by the Employer or Administrator incident to such proceeding or litigation shall be charged against the SERP Benefit of the affected Participant.

8.6 No Liability. Except as provided in Section 8.1, no liability shall attach to or be incurred by any employee of the Employer or Administrator individually under or by reason of the terms, conditions and provisions contained in this Plan, or for the acts or decisions taken or made hereunder or in connection therewith; and, as a condition precedent to the establishment of this Plan or the receipt of benefits hereunder, or both, such liability, if any, is expressly waived and released by each Participant and by any and all persons claiming under or through any Participant or any other person. Such waiver and release shall be conclusively evidenced by any act or participation in or the acceptance of benefits or the making of any election under this Plan.

8.7 Expenses. Except as otherwise provided in the Plan, all expenses incurred in the administration of the Plan shall be paid by the Employer.

8.8 Amendment and Termination. The Sponsor shall have the sole authority to modify, amend or terminate this Plan as described in Sections 6.4 and 6.5.

8.9 Employer Determinations. Any determinations, actions or decisions of the Sponsor (including but not limited to, Plan amendments and Plan termination) shall be made by the Board in accordance with its established procedures or by such other individuals, groups or organizations that have been properly delegated by the Board to make such determination or decision.
8.10 Construction. All questions of interpretation, construction or application arising under or concerning the terms of this Plan and any Participation Agreement shall be decided by the Administrator, in its sole and final discretion, whose decision, subject to Article VII, shall be final, binding and conclusive upon all persons.

8.11 Governing Law. To the extent not preempted by federal law, this Plan shall be governed by, construed and administered under the laws of the State of Ohio.

8.12 Severability. Should any provision of the Plan or any regulations adopted hereunder be deemed or held to be unlawful or invalid for any reason, such fact shall not adversely affect the other provisions or regulations unless such invalidity shall render impossible or impractical the functioning of the Plan and, in such case, the appropriate parties shall immediately adopt a new provision or regulation to take the place of the one held illegal or invalid.

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8.13     Headings. The headings contained in the Plan are inserted only as a matter of convenience and for reference and in no way define, limit, enlarge or describe the scope or intent of this Plan nor in any way shall they affect this Plan or the construction of any provision thereof.

8.14 Terms. Capitalized terms shall have meanings as defined herein. Singular nouns shall be read as plural, masculine pronouns shall be read as feminine, and vice versa, as appropriate. Also, the form of any defined term will include all of its other forms.

8.15     Ownership of Assets; Relationship with Sponsor/Employer. Subject to
         Section 8.16, nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind or a fiduciary relationship between the Sponsor, any Employer and any Participant or any other person. To the extent that any person acquires a right to receive payments from an Employer under this Plan, such right shall be no greater than the right of an unsecured general creditor of the Employer.

8.16 Deposits in Trust. The Sponsor may, at its sole discretion, establish with a corporate trustee a grantor rabbi trust under which all or a portion of the assets of the Plan are to be held, administered and managed. The trust agreement evidencing the trust shall conform with the terms of Revenue Procedure 92-64 or any successor procedure. The Sponsor, in its sole discretion, may make (or may cause the Employer to make) deposits to augment the principal of such trust.

8.17 Lost Members. Each Participant is obliged to keep the Administrator apprised of his or her current mailing address and that of his or her Beneficiary. The Administrator's obligation to search for any Participant or Beneficiary is limited to sending a registered or certified letter to the Participant's or Beneficiary's last known address. Any SERP Benefit credited to any Participant or Beneficiary who does not file a claim for benefits with the Administrator will be forfeited no later than 12 months after benefits are otherwise payable. However, this forfeited benefit will be restored and paid if the Administrator subsequently approves a claim for benefits under the procedures described in Article VII.

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Executed this_____day of _____________, 2002.

                                            NB&T FINANCIAL GROUP, INC.

                                            By:_______________________________

                                            Title:____________________________

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